SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                April 1, 2016

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on February 12, 2016, in connection with our merger with Protagenic Therapeutics, Inc., the holders of our Series A Convertible Preferred Stock, par value $0.000001 per share (the “Series A Preferred Stock”), exchanged all of the issued and outstanding Series A Preferred Stock for an aggregate of 297,468 shares of Series B Convertible Preferred Stock, par value $0.000001 per share (the “Series B Preferred Stock”). Accordingly, no shares of Series A Preferred Stock remain issued and outstanding.

On April 1, 2016, we filed a Certificate of Elimination of the Series A Convertible Preferred Stock of Atrinsic, Inc. (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate our Series A Preferred Stock, all of the outstanding shares of Series A Preferred Stock having been exchanged for Series B Preferred Stock.  The Certificate of Elimination, effective upon filing, had the effect of eliminating from our Amended and Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designations, Powers, Preferences and other Rights of Preferred Stock and Qualifications, Limitations and Restrictions of Series A Convertible Preferred Stock for Atrinsic, Inc. (the “Series A Certificate of Designations”) with respect to such series, which was previously filed by us with the Secretary of State on July 9, 2013.  Accordingly, the 4,600,000,000 shares of Series A Preferred Stock previously reserved for issuance under the Series A Certificate of Designations resumed their status as authorized but unissued shares of undesignated preferred stock of Atrinsic, Inc. upon filing of the Certificate of Elimination.

A copy of the Certificate of Elimination is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Elimination of Series A Convertible Preferred Stock of Atrinsic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRINSIC, INC.

Date: April 1, 2016	By:	/s/ Alexander Arrow
Name: Alexander Arrow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series A Convertible Preferred Stock of Atrinsic, Inc.

4